Calculation of Filing Fee Tables
S-8
MARTIN MARIETTA MATERIALS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value	Other	1,200,000	$ 582.32	$ 698,784,000.00	0.0001381	$ 96,502.07
Total Offering Amounts:						$ 698,784,000.00		$ 96,502.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 96,502.07
Offering Note
[1]	(1) Note to Amount Registered: Consists of 1,200,000 shares of common stock, $0.01 par value per share ("Common Stock") reserved for issuance under the Martin Marietta Amended and Restated Stock-Based Award Plan. (2) Note to Amount Registered: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminable number of additional shares of Common Stock as may become issuable to prevent dilution in the event of recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged. (3) Note to Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price: Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of shares of Common Stock, as reported on the New York Stock Exchange on May 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources